UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Amendment No. 1
(to Report Dated August 27, 2007)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant's Certifying Accountants

On August 27, 2007, the company ("ENVK" or "Registrant") dismissed its prior independent certifying accountants, Williams & Webster, P.S. ("WW"), and appointed PMB Helin Donovan, LLP ("PMB") effective immediately.  This determination followed ENVK's decision to seek proposals from independent accountants to audit ENVK's financial statements for the fiscal year ending December 31, 2007.  The decision to dismiss WW and retain PMB was made by ENVK's Audit Committee under the authority vested in the Audit Committee by the stockholders at the last annual meeting.

During ENVK's two most recent fiscal years ended December 31, 2006, and the subsequent interim period preceding August 27, 2007, the date of dismissal of WW, there were no disagreements between ENVK and WW on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to WW's satisfaction, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with their reports.

None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred within ENVK's two most recent fiscal years and the subsequent interim period preceding August 27, 2007, the date of dismissal of WW.

WW's audit reports on ENVK's financial statements as of and for the fiscal years ended December 31, 2005 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a modification as to an uncertainty about the company's ability to continue as a going concern.  WW has furnished ENVK with a letter addressed to the Securities and Exchange Commission that WW agrees with the statements made in this Current Report on Form 8-K. The letter from WW is attached as Exhibit 16.1.

During the last two fiscal years and the subsequent interim period preceding August 27, 2007, the date of dismissal of WW, ENVK did not consult PMB Helin Donovan, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01       Financial Statements and Exhibits

(c)	Exhibits.
Number	Exhibit

16.1	Letter of Williams & Webster, P.S. regarding change in certifying public accountants

SIGNATURE

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2007	Envirokare Tech, Inc.

/s/ George E. Kazantzis

George E. Kazantzis, President and Principal Financial Officer